 For Immediate Release

Contacts:  Courtney Guertin,
Corporate Communications Manager
401-457-9501
courtney.guertin@linmedia.com
Richard Schmaeling, Chief Financial Officer
401-457-9510
richard.schmaeling@linmedia.com

LIN TV Corp. Announces Second Quarter 2010 Results

PROVIDENCE, RI, July 22, 2010 – LIN TV Corp. (“LIN Media”; NYSE: TVL), a local multimedia company, today reported its second quarter 2010 results.

Summary of Results for the Second Quarter Ended June 30, 2010

•	Net revenues increased by 21% to $99.5 million, compared to $82.5 million for the second quarter of 2009.

•	Digital revenues, which include Internet advertising revenues and retransmission consent fees, increased by 44% to $14.7 million, compared to $10.2 million for the second quarter of 2009.

•	Political revenues increased by $3.9 million to $5.3 million, compared to $1.4 million for the same quarter in 2009.

•
General operating expenses increased by 12% from $61.4 million in the second quarter of 2009, to $69.0 million in the second quarter of 2010, reflecting incremental operating expense associated with the acquisition of RMM in 2009, as well as increases in variable direct costs attributable to the growth in revenue.

•	Operating income was $25.1 million, compared to an operating loss of $25.8 million in the second quarter of 2009, which included a non-cash impairment charge of $39.9 million.

•
Net income per diluted share was $0.07, compared to net loss per diluted share of $0.50 in the second quarter of 2009, which included a loss of $0.56 per share attributable to non-cash impairment charges.

Commenting on second quarter 2010 results, the Company’s President and Chief Executive Officer Vincent L. Sadusky said: “Our results demonstrate continued, sustained improvement over 2009. Television advertising has experienced a strong recovery and our digital business, which now constitutes 15% of our total revenues, continues to grow and differentiate us as a local multimedia company.”

Operating Highlights

TV Station Ratings and Revenue
•	The Company is number one or number two in late news, in all of its news markets, based on key demographics.1
•	94% of the Company’s news markets ranked number one or number two in early news, based on key demographics.1

1 Nielsen Media Research; May 2010 Ratings. Columbus, OH not measured by Nielsen. All Nielsen data included in this release represents Nielsen’s estimates, and Nielsen has neither reviewed nor approved the data included in this release.

•
Core local and national advertising sales combined, which excludes political advertising sales, increased by 13% to $89.3 million, compared to $78.7 million for the second quarter of 2009. Advertising categories for which revenues increased for the second quarter of 2010, compared to the same quarter last year, include automotive, retail, restaurants, and services. The automotive category, which represented 23% of our core advertising sales for the quarter, increased by 51% to $20.6 million, compared to $13.7 million for the second quarter of 2009. The retail category, which represented 17% of the Company’s core advertising sales for the second quarter of 2010, increased 13% compared to the same quarter last year.

Digital and Interactive Initiatives

•	Internet advertising and other interactive revenues increased 164% for the second quarter of 2010, including revenues from the October 2009 acquisition of RMM, compared to the second quarter of 2009.

•
Retransmission consent fees increased 5% in the second quarter of 2010, compared to the same period in 2009, primarily due to contractual rate increases in per subscriber fees, and an increase in subscriber levels compared to the second quarter of 2009.

•	During the quarter, average time on site was approximately 20 minutes. The Company delivered 6.5 million video views and engaged 38 million total daily unique visitors on its stations’ web sites.

•	As a result of the Company’s multiplatform content syndication strategy, more than 8,000 stories were internally syndicated, and externally syndicated video delivered more than 27 million impressions.

•
According to comScore’s June 2010 report, all of the Company’s measured station web sites ranked number one or number two in their local market for time spent on site and 94% ranked number one or number two in their local market for unique visitors. Both comScore rankings are in comparison to the Company’s local broadcast competitors.2

•
The Company launched its Android application in all of its markets in June 2010. Mobile impressions, which include usage of the Company’s iPhone, Blackberry and Android applications, were 52 million for the second quarter of 2010.

Operating Expenses

•
General operating expenses increased by $7.6 million, or 12%, due in part to direct operating, selling, general and administrative expenses associated with RMM, as well as increases in variable direct costs driven by revenue growth.

Key Balance Sheet and Cash Flow Items

Total debt outstanding at June 30, 2010 was $664.9 million, as compared to $683.0 million at December 31, 2009.  Unrestricted cash and cash equivalent balances at June 30, 2010 were $8.5 million, as compared to $11.1 million at December 31, 2009.  During the quarter ended June 30, 2010, LIN Television Corporation, the wholly owned subsidiary of the Company (“LIN Television”), completed the issuance and sale of $200.0 million in aggregate principal amount of 8⅜% Senior Notes due 2018 (the “Notes”). On the closing date, the Company applied net proceeds of $195.3 million to repay $148.9 million and $45.9 million, respectively, of outstanding principal on LIN Television’s revolving credit facility and term loan, plus accrued interest.  After completion of the offering and repayments of borrowings under the senior secured credit facility, the commitment under LIN Television’s revolving credit facility was reduced to $76.1 million.

The Company’s outstanding revolving credit facility balance was $36.1 million at June 30, 2010, as compared to $204.0 million at December 31, 2009, with $40.0 million available for borrowing under that facility.  Consolidated leverage, as defined in the Company’s credit agreement, was 5.9x as of June 30, 2010 compared to 7.6x as of December 31, 2009.  Other components of cash flow for the second quarter of 2010 include cash capital expenditures of $5.0 million, and cash payments for programming of $7.1 million.

2 comScore media metrics data; June 2010. The Company’s Columbus site is not measured by comScore.

Business Outlook

The Company has provided historical quarterly financial information for its continuing operations on its web site.  Interested parties should go to www.linmedia.com and in the “Investor Relations” section, click on “Financial Reports & Releases,” then “Quarterly and Other Reports” and then “Supplemental Financial Data.”

Based on current sales order pacings, the Company expects that third quarter 2010 net revenues will increase in the range of 24% to 33% (or $19.7 million to $27.0 million), compared to net revenues of $81.4 million for the third quarter of 2009.

In addition, the Company expects that its direct operating and selling, general and administrative expenses, which include variable sales related expenses, will increase in the range of 8% to 15% (or $4.0 million to $7.5 million) for the third quarter of 2010 compared to reported expenses of $50.4 million for the third quarter of 2009.  For the full year, the Company expects direct operating and selling, general and administrative expenses will increase in the range of 7% to 10% (or $14.9 million to $20.4 million) compared to reported expenses of $209.5 million for 2009.

The Company’s current outlook for revenues, expenses and cash flow items for the third quarter and full year 2010, excluding special items, are anticipated to be in the following ranges:

	Third Quarter 2010	Full Year 2010
Net advertising revenues	$83.0 to $88.0 million
Net digital revenues	$15.1 to $16.6 million
Network comp/Barter/Other revenues	$3.0 to $3.8 million
Total net revenues	$101.1 to $108.4 million
Direct operating and selling, general and administrative expenses(1)	$54.4 to $57.9 million	$224.4 to $229.9 million
Station non-cash stock-based compensation expense	$0.0 to $0.5 million	$0.7 to $1.7 million
Amortization of program rights	$6.0 to $6.5 million	$23.5 to $24.5 million
Cash payments for programming	$6.5 to $7.0 million	$26.6 to $28.1 million
Corporate expense(1)	$5.7 to $6.2 million	$23.3 to $24.3 million
Corporate non-cash stock-based compensation expense	$0.5 to $1.0 million	$2.8 to $3.8 million
Depreciation and amortization of intangibles	$7.0 to $7.5 million	$28.9 to $30.4 million
Cash capital expenditures	$3.5 to $4.5 million	$17.0 to $18.0 million
Cash interest expense	$11.9 to $12.4 million	$46.2 to $46.8 million
Principal amortization of the term loan	$0.8 million	$6.5 million
Cash taxes	$0.1 to $0.2 million	$0.0 million
Effective tax rate	36.5% to 37.5%	36.0% to 37.0%
Distributions from equity investments	$0.0 million	$0.4 million
(1) Includes non-cash stock-based compensation expense.

The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see the “Forward Looking Statements” heading below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call

The Company will hold a conference call to discuss its second quarter results today, July 22, 2010, at 9:00 AM Eastern Time.  To participate in the call, please dial 1-800-441-0022 for U.S. callers and 1-719-325-2106 for international callers.  The call-in pass code is 9408712. Callers who intend to participate in the call should dial-in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from The Company’s website, www.linmedia.com, and can be accessed there through a link on the home page (under Latest LIN Media News) or on the Investor Relations page (under Events). For those unavailable to participate in the live teleconference, a replay can be accessed via the Investor Relations section of www.linmedia.com or by dialing 1-888-203-1112 and entering the same pass code as above.  The telephone replay will be available through August 5, 2010.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance. Non-GAAP financial measures such as Broadcast Cash Flow (BCF), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Free Cash Flow (FCF) should not be viewed as alternatives or substitutes for GAAP reporting.  However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts.  As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business.  The Company makes available reconciliations of its operating income (loss), a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s web site.  In addition, the Company provides additional information on its web site, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to www.linmedia.com and in the “Investor Relations” section, click on “Financial Reports & Releases”, then “Quarterly and Other Reports” and then “Supplemental Financial Data”.

Forward-Looking Statements

The information discussed in this press release, particularly in the section with the heading Business Outlook, includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations.  Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct.  Statements in this press release that are forward-looking include, but are not limited to, statements regarding quarter and full year station time sales order pacings; local, national and political advertising growth; digital, network compensation, barter and other revenue growth; direct operating, selling, general and administrative, barter, amortization of program rights and corporate expense growth; and cash programming, cash capital expenditures, cash interest expense and principal amortization, cash tax payments and effective tax rates and distributions from equity investments.  These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the potential for ongoing economic uncertainty; restrictions on the Company’s operations as a result of the Company’s indebtedness; global or local events that could disrupt TV broadcasting; continuing softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; potential liabilities related to the Company’s guarantee of the debt obligations of its joint venture with NBC Universal; risks associated with acquisitions, including integration of acquired businesses; changes in TV viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements; changes in government regulation; competition; seasonality; effects of complying with accounting standards; potential influence of certain stockholders, including HM Capital Partners LLC and its affiliates, and other risks discussed in the Company’s Annual Report on Form 10-K and  other filings made with the Securities and Exchange Commission (which are available on the Company’s web site, www.linmedia.com, in the Investor Relations section), or at www.sec.gov, which discussions are incorporated in this release by reference.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About LIN Media

LIN Media, along with its subsidiaries, is a local multimedia company that owns, operates or services 32 network-affiliated broadcast television stations, interactive television station and niche web sites, and mobile platforms in 17 U.S. markets. LIN Media's online advertising business, RMM, leverages unique technology, new product innovation and customized interactive and mobile advertising solutions to deliver measurable results to local, regional and national clients.

LIN TV Corp. is traded on the New York Stock Exchange under the symbol “TVL”. Financial information about the company is available at www.linmedia.com.

###

– financial tables follow –

LIN TV Corp.
Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
	(in thousands)

Net revenues	$99,460	$82,517	$191,305	$156,992

Operating costs and expenses:
Direct operating	29,823	26,533	59,128	53,448
Selling, general and administrative	26,652	24,746	52,076	50,362
Amortization of program rights	5,840	5,572	12,046	11,904
Corporate	6,694	4,569	11,878	8,987
General operating expenses	69,009	61,420	135,128	124,701

Depreciation, amortization and other operating charges (benefits):
Depreciation	6,948	7,448	14,048	15,574
Amortization of intangible assets	412	20	821	40
Impairment of goodwill and broadcast licenses	-	39,894	-	39,894
Restructuring charge	63	498	2,181	498
Gain from asset dispositions	(2,030)	(949)	(2,211)	(2,658)
Operating income (loss)	25,058	(25,814)	41,338	(21,057)

Other expense (income):
Interest expense, net	13,428	10,133	25,143	21,055
Share of loss in equity investments	94	-	94	-
Loss (gain) on derivative instruments	3,056	(225)	3,065	(5)
Loss (gain) on extinguishment of debt	2,749	-	2,749	(50,149)
Other, net	28	(208)	(682)	61
Total other expense (income), net	19,355	9,700	30,369	(29,038)

Income (loss) from continuing operations before provision for (benefit from) income taxes	5,703	(35,514)	10,969	7,981
Provision for (benefit from) income taxes	2,059	(10,180)	3,824	8,309
Income (loss) from continuing operations	3,644	(25,334)	7,145	(328)
Discontinued operations:
Loss from discontinued operations, net of a gain from the sale of discontinued operations of $11 for both the three and six months ended June 30, 2009, and a benefit from income taxes of $18 and $677 for the three and six months ended June 30, 2009, respectively	-	(162)	-	(446)
Net income (loss)	$3,644	$(25,496)	$7,145	$(774)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.07	$(0.50)	$0.13	$(0.01)
Loss from discontinued operations, net of tax	-	-	-	(0.01)
Net income (loss)	$0.07	$(0.50)	$0.13	$(0.02)

Weighted-average number of common shares outstanding used in calculating basic income (loss) per common share	53,785	51,128	53,195	51,121

Diluted loss per common share:
Income (loss) from continuing operations	$0.07	$(0.50)	$0.13	$(0.01)
Loss from discontinued operations, net of tax	-	-	-	(0.01)
Net income (loss)	$0.07	$(0.50)	$0.13	$(0.02)

Weighted-average number of common shares outstanding used in calculating diluted income (loss) per common share	55,624	51,128	54,862	51,121

LIN TV Corp.
Consolidated Balance Sheets
(unaudited)
	June 30,	December 31,
	2010	2009
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$8,464	$11,105
Restricted cash	-	2,000
Accounts receivable, less allowance for doubtful accounts (2010 - $2,061; 2009 - $2,272)	77,467	73,948
Program rights	1,452	2,126
Other current assets	5,929	6,402
Total current assets	93,312	95,581
Property and equipment, net	160,094	165,061
Deferred financing costs	8,813	8,389
Program rights	985	1,400
Goodwill	117,259	117,259
Broadcast licenses and other intangible assets, net	398,056	398,877
Other assets	4,988	3,936
Total assets	$783,507	$790,503

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$6,990	$16,372
Accounts payable	8,335	6,556
Accrued expenses	41,330	41,916
Program obligations	7,914	10,319
Total current liabilities	64,569	75,163
Long-term debt, excluding current portion	657,893	666,582
Deferred income taxes, net	167,292	162,025
Program obligations	1,539	2,092
Other liabilities	48,708	53,795
Total liabilities	940,001	959,657

Stockholders' deficit:
Class A common stock, $0.01 par value, 100,000,000 shares authorized,
Issued: 32,289,036 and 30,270,167 shares as of June 30, 2010 and December 31, 2009, respectively
Outstanding: 31,416,218 and 29,397,349 shares as of June 30, 2010 and December 31, 2009, respectively	294	294
Class B common stock, $0.01 par value, 50,000,000 shares authorized, 23,502,059 shares as of June 30, 2010 and December 31, 2009, issued and outstanding; convertible into an equal number of shares of Class A or Class C common stock	235	235
Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares as of June 30, 2010 and December 31, 2009, issued and outstanding; convertible into an equal number of shares of Class A common stock	-	-
Treasury stock, 872,818 shares of Class A common stock as of June 30, 2010 and December 31, 2009, at cost	(7,869)	(7,869)
Additional paid-in capital	1,107,046	1,104,161
Accumulated deficit	(1,230,913)	(1,238,058)
Accumulated other comprehensive loss	(25,287)	(27,917)
Total stockholders' deficit	(156,494)	(169,154)
Total liabilities and stockholders' deficit	$783,507	$790,503

LIN TV Corp.
Consolidated Statements of Cash Flows
(unaudited)
	Six months ended June 30,
	2010	2009
	(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$7,145	$(774)
Loss from discontinued operations	-	446
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	14,048	15,574
Amortization of intangible assets	821	40
Impairment of goodwill, broadcast licenses and broadcast equipment	-	39,894
Amortization of financing costs and note discounts	2,422	1,832
Amortization of program rights	12,046	11,904
Program payments	(14,128)	(11,752)
Loss (gain) on extinguishment of debt	2,749	(50,149)
Loss (gain) on derivative instruments	3,065	(5)
Share of loss in equity investments	94	-
Deferred income taxes, net	3,820	8,699
Stock-based compensation	2,498	1,338
Gain from asset dispositions	(2,211)	(2,658)
Other, net	(186)	2,109
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	(3,519)	7,019
Other assets	1,092	(1,168)
Accounts payable	1,779	(1,889)
Accrued interest expense	3,710	(994)
Other liabilities and accrued expenses	(1,368)	(18,854)
Net cash provided by operating activities, continuing operations	33,877	612
Net cash used in operating activities, discontinued operations	-	(101)
Net cash provided by operating activities	33,877	511

INVESTING ACTIVITIES:
Capital expenditures	(9,010)	(3,493)
Change in restricted cash	2,000	-
Proceeds from the sale of assets	181	-
Payments on derivative instruments	(805)	-
Shortfall loan to joint venture with NBC Universal	(3,875)	-
Other investments, net	(1,980)	-
Net cash used in investing activities, continuing operations	(13,489)	(3,493)
Net cash provided by investing activities, discontinued operations	660	5,875
Net cash (used in) provided by investing activities	(12,829)	2,382

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock based compensation	387	-
Proceeds from borrowings on long-term debt	213,000	78,000
Principal payments on long-term debt	(231,899)	(79,305)
Payment of long-term debt issue costs	(4,732)	-
Net cash used in financing activities, continuing operations	(23,244)	(1,305)
Net cash used in financing activities, discontinued operations	(445)	(2,644)
Net cash used in financing activities	(23,689)	(3,949)

Net decrease in cash and cash equivalents	(2,641)	(1,056)
Cash and cash equivalents at the beginning of the period	11,105	20,106
Cash and cash equivalents at the end of the period	$8,464	$19,050